UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2007
SHEARSON FINANCIAL NETWORK, INC.
 (Exact name of registrant as specified in charter)

Nevada	000-32745	88-0471353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2470 St. Rose Parkway, Suite 314 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 868-7900

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Shearson Financial Network, Inc. (the “Company”) filed a Certificate of Change to its Certificate of Incorporation (the “Certificate of Change”) with the Secretary of State of Nevada that was effective August 24, 2007.  The Certificate of Change was filed to effect a reverse split of the issued and outstanding shares of common stock of the Company.  In addition, the Certificate of Change simultaneously reduced the number of authorized shares of common stock of the Company.   Due to a clerical error, the current number of authorized shares listed on the Certificate of Change was incorrect.  On September 4, 2007, we filed a Certificate of Correction which was effective September 5, 2007 whereby the error in the current number of authorized shares was remedied.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit Name

3.4	Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEARSON FINANCIAL NETWORK, INC.

Dated: September 14, 2007	By:	/s/ Michael Barron
	Name:	Michael A. Barron
	Title:	Chief Executive Officer